As filed with the Securities and Exchange Commission on April 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trio Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	1311	87-1968201
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

23823 Malibu Road, Suite 304

Malibu, CA 90265

Telephone: (661) 324-3911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robin Ross

Chief Executive Officer

Trio Petroleum Corp.

23823 Malibu Road, Suite 304

Malibu, CA 90265

Telephone: (661) 324-3911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.

Scott M. Miller, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective.

SUBJECT TO COMPLETION, DATED APRIL 28, 2025

PROSPECTUS

Trio Petroleum Corp.

2,031,830 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named herein, or their respective transferees, pledgees, donees or other successors-in-interest, from time to time, of up to an aggregate of 2,031,830 shares of common stock, par value $0.0001 per share, of Trio Petroleum Corp. held by selling stockholders (each a “Selling Stockholder” and collectively, the “Selling Stockholders”) consisting of (i) 526,536 shares of common stock issued to five Selling Stockholders as a portion of the purchase price, in connection with our acquisition of certain assets, (ii) up to 1,485,294 shares of common stock issuable to a Selling Stockholder in connection with convertible promissory note issued to such Selling Stockholder in a financing in which we raised an aggregate of $606,000 and (iii) 20,000 shares of common stock issued to the remaining Selling Stockholder, which were issued as compensation, pursuant to the terms of a consulting agreement (collectively, the “Securities”). We are registering the Securities on behalf of the Selling Stockholders, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the Selling Stockholders.

The Selling Stockholders may resell or dispose of the Securities, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described under the heading “Plan of Distribution” beginning on page 22 of this prospectus. The Selling Stockholders will each bear their respective commissions and discounts, if any, attributable to the sale or disposition of the Securities, or interests therein, held by such Selling Stockholder. We will bear all costs, expenses and fees in connection with the registration of the Securities. We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders.

Our common stock is listed on the NYSE American under the symbol “TPET.” On April 25, 2025, the last reported sale price of our common stock on the NYSE American was $1.30 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 14 of this prospectus, contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus                 , 2025.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Trio Petroleum Corp. (“we,” “us,” “Trio,” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”). The selling stockholders (the “Selling Stockholders”) may sell up to 2,031,830 shares of our common stock (the “Securities”) from time to time as described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the Securities offered pursuant to this prospectus.

We may also file a prospectus supplement or post-effective amendment to the Registration Statement on Form S-3 of which this prospectus forms a part (the “Registration Statement”) that may contain material information relating to the offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to the offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any Securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” beginning on page 24 and “Incorporation of Certain Information by Reference” beginning on page 24.

Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholders will not make an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any post-effective amendment or any prospectus supplement may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” incorporated by reference in this prospectus, any post-effective amendment and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except where the context otherwise requires or where otherwise indicated, the terms “Trio Petroleum,” “TPET,” “we,” “us,” “our,” “our company,” “Company” and “our business” refer to Trio Petroleum Corp.

When we refer to “you,” we mean the potential purchasers of the Securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop our current discoveries and prospects;
●	uncertainties inherent in making estimates of our oil and natural gas data;
●	the successful implementation of our discovery, drilling, development and production plans at our various projects;

●	projected and targeted capital expenditures and other costs, commitments and revenues;
●	our dependence on our key management personnel and our ability to attract and retain qualified technical personnel;

●	the ability to obtain financing and the terms under which such financing may be available;
●	the volatility of oil and natural gas prices;
●	the availability and cost of developing appropriate infrastructure around and transportation to our discoveries and prospects;
●	the availability and cost of drilling rigs, production equipment, supplies, personnel and oilfield services;
●	other competitive pressures;
●	potential liabilities inherent in oil and natural gas operations, including drilling risks and other operational and environmental hazards;
●	current and future government regulation of the oil and gas industry;
●	cost of compliance with laws and regulations;
●	changes in environmental, health and safety or climate change laws, greenhouse gas regulation or the implementation of those laws and regulations;
●	environmental liabilities;
●	geological, technical, drilling and processing problems;
●	military operations, terrorist acts, wars or embargoes;
●	the cost and availability of adequate insurance coverage;
●	our vulnerability to severe weather events; and
●	other risk factors discussed in the “Risk Factors” section of this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 14 and our financial statements and the related notes included elsewhere in this prospectus, and other information that we incorporate by reference herein, before making an investment decision.

Business Overview

TPET is a California-based oil and gas exploration and development company headquartered in Malibu, California, with its principal executive offices located at 23823 Malibu Road, Suite 304 Malibu, CA 90265, and with operations in Monterey County, California, and Uintah County, Utah. The Company was incorporated on July 19, 2021, under the laws of Delaware to acquire, fund, and operate oil and gas exploration, development and production projects, initially focusing on one major asset in California, the South Salinas Project (“South Salinas Project”).

We have had revenue-generating operations since the McCool Ranch Oil Field was restarted on February 22, 2024, and as of the fiscal year ended October 31, 2024, we recorded approximately $200,000 in net revenues from our McCool Ranch Oil Field.

TPET was formed to initially acquire from Trio Petroleum LLC (“Trio LLC”) an approximate 82.75% working interest, which was subsequently increased to an approximate 85.775% working interest, in the large, approximately 9,300-acre South Salinas Project that is located in Monterey County, California, and subsequently partner with certain members of Trio LLC’s management team to develop and operate those assets. TPET holds an approximate 68.62% interest after the application of royalties (“net revenue interest”) in the South Salinas Project. Trio LLC holds an approximate 3.8% working interest in the South Salinas Project. TPET and Trio LLC are separate and distinct companies.

California is a significant part of TPET’s geographic focus and we are earning a 22% working interest in the McCool Ranch Oil Field (the “McCool Ranch Oil Field”, “McCool Ranch Field” or “McCool Ranch”) in Monterey County, California. TPET’s interests extend beyond California, however, and we recently acquired an interest in the Asphalt Ridge Project in Uintah County, Utah, and an interest in Novacor Exploration Ltd.’s TWP48 Assets in Lloydminster, Saskatchewan. We may acquire additional assets outside of California and Utah.

Trio LLC is a licensed Operator in California and currently operates the South Salinas Project and the McCool Ranch Oil Field on behalf of TPET and other working interest owners. Trio LLC operates these assets pursuant to joint operating agreements (“JOAs”) between and among Trio LLC and the non-operating, third-party, working interest owners. The non-operating parties have agreed under the JOAs to have the Operator explore and develop these assets for the production of oil and gas as provided thereunder. Trio LLC, as Operator, generally conducts and has significant control of operations, subject to the limitations and constraints of the JOAs, and acts in the capacity of an independent contractor. Operator is obligated to conduct its activities under the JOAs as a reasonable prudent operator, in good workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practices, and in compliance with applicable laws and regulations.

For the fiscal year ended October 31, 2024, we generated $213,204 of revenues, reported a net loss of $9,626,797 and net cash used in operating activities of $3,840,744. For the year ended October 31, 2023, we generated no revenues, reported a net loss of $6,544,426 and net cash used in operating activities of $4,036,834. As of October 31, 2023 and 2024, we had an accumulated deficit of $10,446,882 and $20,073,679 respectively. There is substantial doubt regarding our ability to continue as a going concern as a result of our accumulated deficit and no source of revenue sufficient to cover our cost of operation as well as our dependence on private equity and financings. See “Risk Factors-Risks Relating to Our Business-We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended October 31, 2024 and 2023”, found in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2024.

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Business Developments

Changes to Company Management

Changes were made in June 2024, to our management team including the following: (1) Robin Ross, one of the original founders of the Company, became our new Chairman and a Director; (2) Stanford Eschner, our former Executive Chairman, became our Vice Chairman, and; (3) Frank Ingriselli stepped down from his position as Vice Chairman and also from his position as a member of the Board of Directors. Additionally, in July 2024, Michael Peterson resigned as Chief Executive Officer (“CEO”) of the Company and Robin Ross became our new CEO as of that date. Further, effective as of October 11, 2024, James H. Blake was added as an additional Class II member of the Board of Directors.

Effective as of January 2, 2025, Terence B. Eschner’s position as President of the Company was terminated and Steven Rowlee’s position as Chief Operating Officer was also terminated.

Changes to Independent Registered Public Accounting Firm

On May 6, 2024, the Company dismissed BF Borgers CPA PC (“Borgers”) as the Company’s independent registered public accounting firm, as a result of Borgers no longer being able to audit the Company’s financial statements, pursuant to an order by the Securities and Exchange Commission against Borders (the “SEC Order”). Effective May 8, 2024, the Company retained Bush & Associates CPA LLC (“Bush & Associates”) as its new independent registered public accounting firm. Also, pursuant to the requirements of the SEC Order, Bush & Associates re-audited the Company’s financial statements for the fiscal years ended October 31, 2023 and 2022, which financial statements were filed with Amendment No. 1 to the Company’s Report on Form 10-K/A filed with the SEC on June 13, 2024.

South Salinas Project

Efforts to obtain from Monterey County conditional use permits and a full field development permit for the South Salinas Project are progressing. Efforts to obtain from the California Geologic Energy Management Division (“CalGEM”) and from the California Water Boards a permit for a water disposal project at the South Salinas Project are also progressing. In the meantime, the Company recently determined that existing permits allow production testing to continue at the HV-3A discovery well at Presidents Field and, consequently, testing operations were restarted at this well on March 22, 2024. Oil production from this well has occurred with a generally favorable oil-water ratio and the Company has idled operations currently pending an assessment of the viability of increasing the well’s gross production rate, for example by adding up to 650 feet of additional perforations in the oil zone and/or acidizing the well for borehole cleanup. First oil sales from the HV-3A well occurred in the third calendar quarter of 2024.

McCool Ranch Oil Field

On October 16, 2023, TPET entered into a Purchase and Sale Agreement with Trio LLC (the “McCool Ranch Purchase Agreement”) pertaining to the McCool Ranch Oil Field. Pursuant to this agreement, effective October 1, 2023, we .are earning a 22% working interest in and to certain oil and gas assets at the McCool Ranch Field, which is located in Monterey, County, California, just seven miles from our flagship South Salinas Project. The assets are situated in what is known as the “Hangman Hollow Area” of the McCool Ranch Field. The acquired property is a relatively new oil field (discovered in 2011) developed with six oil wells, one water-disposal well, steam generator, boiler, three 5,000 barrel tanks, 250 barrel test tank, water softener, two freshwater tanks, two soft water tanks, in-field steam pipelines, oil pipelines and other facilities. The property is fully and properly permitted for oil and gas production, cyclic-steam injection and water disposal. We are acquiring the working interest at McCool Ranch through primarily work commitment expenditures that are being allocated to restart production at the field and establish cash flow for us, with upside potential given the numerous undrilled infill and development well locations. Oil production was restarted on February 22, 2024.

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McCool Ranch operations have been successfully restarted, including the restarting of oil production at the HH-1, 35X and 58X wells. The HH-1 well has a short horizontal completion in the Lombardi Oil Sand, whereas the 35X and 58X wells are both vertical wells with similar oil columns in the Lombardi Oil Sand and with similar subsurface borehole completions. The HH-1 well at McCool Ranch upon restart was initially producing about 47 barrels of oil per day. The HH-1 and 35X wells collectively has been producing about 10 to 15 bopd. The 58X well is temporarily idle. Oil production at the HH-1 and 35X wells has been “cold” (i.e., without steam). Both wells have been temporarily idled pending further assessment to place on steam during the first half of 2025.

The aforementioned initial three wells at McCool Ranch were each restarted and produced “cold” (i.e. without steam injection), which allows for lower operating costs, with expectation that each would be produced cold as long as profitable. The Company is assessing the transition of each well from cold to cyclic-steam production, also known as “huff and puff,” which, if cost effective, is expected to significantly increase production. The wells at McCool Ranch historically have responded favorably when cyclic-steam operations have been applied.

The Company is assessing the viability of restarting the last two wells in the restart program, the HH-3 and HH-4 wells, in the first half of 2025. The HH-3 and HH-4 wells will have horizontal completions similar to but longer than that of the HH-1 well. All water produced from these wells will be disposed in the on-site water disposal well.

The HH-1 well was initially produced cold for about 380 days in 2012-2013, during which time peak production was about 156 barrels of oil per day (“BOPD”), average production was about 35 BOPD and cumulative production was about 13,147 barrels of oil (“BO”). The 58X well was initially produced cold for about 230 days in 2011-2013, during which time peak production was about 41 BOPD, average production was about 13 BOPD and cumulative production was about 2,918 BO.

KLS Petroleum Consulting LLC (“KLSP”), a third-party, independent engineering firm, recommends that McCool Ranch be developed with horizontal wells, each landed in the Lombardi Oil Sand with a 1,000-foot lateral. Management estimates that TPET’s property can probably accommodate approximately 22 additional such horizontal wells. TPET expects to add the reserve value of the McCool Ranch Field to the Company’s reserve report after a further period of observation and review of the oil production that was restarted on February 22, 2024.

Asphalt Ridge Option Agreement

On November 10, 2023, TPET entered into a Leasehold Acquisition and Development Option Agreement (the “Asphalt Ridge Option Agreement”) with Heavy Sweet Oil LLC (“HSO”). Pursuant to the Asphalt Ridge Option Agreement, the Company acquired an option to purchase up to a 20% working interest in certain leases at a long-recognized, major oil accumulation in northeastern Utah, in Uintah County, southwest of the city of Vernal, totaling 960 acres. HSO holds the right to such leases below 500 feet depth from surface and the Company acquired the option to participate in HSO’s initial 960 acre drilling and production program (the “HSO Program”) on such leases (the “Asphalt Ridge Leases”). TPET also holds the right of first refusal to participate with up to 20% working interest on the greater approximate 30,000 acre leasehold at terms offered to other third-parties. On December 29, 2023, the Company and HSO entered into an Amendment to Leasehold Acquisition and Development Agreement (the “Amendment to the Asphalt Ridge Option Agreement”), pursuant to which the Company and HSO amended the Asphalt Ridge Option Agreement to provide that, within three (3) business days of the effective date of the Amendment to the Asphalt Ridge Option Agreement, the Company would fund $200,000 of the $2,000,000 total purchase price in advance of HSO satisfying the closing conditions set forth in the Asphalt Ridge Option Agreement, in exchange for the Company receiving an immediate 2% interest in the Asphalt Ridge Leases, which advanced funds would be used solely for the building of roads and related infrastructure in furtherance of the development plan. In January 2024, the Company funded an additional $25,000 resulting in a 2.25% working interest in the Asphalt Ridge Leases.

The Asphalt Ridge Project, according to J. Wallace Gwynn of Energy News, is estimated to be the largest measured tar sand resource in the United States, and is unique given its low wax and negligible sulfur content, which is expected to make the oil produced very desirable for many industries, including shipping.

Asphalt Ridge is a prominent, northwest-southeast trending topographic feature (i.e., a dipping slope called a hog’s back or cuesta) that crops-out along the northeast flank of the Uintah Basin. The outcrop is comprised largely of Tertiary and Cretaceous age sandstones that are locally highly-saturated with heavy oil and/or tar. Deposits and reserves located in the Uintah Basin are described in a report published in October 1985 by the United States Department of Energy’s Laramie Energy Technology Center (the “LETC”) titled In Situ Recovery of Oil from Utah Tar Sand: A Summary of Tar Sand Research at the Laramie Energy Technology Center, by L.C. Marchant and J.D. Westhoff (the “LETC Report”), covering work done by the LETC from 1971 to 1982, which was concentrated on major U.S. tar and sand deposits found in Utah. In the LETC Report, it provides that the location of individual deposits and extent of reserves have been identified by H.R. Ritzma, who was formerly with the Utah Geological and Mineralogical Survey, to contain an estimated 20 billion barrels of bitumen (oil) in the Utah tar sands, an estimated 10.8 billion barrels of which are contained in the Uintah Basin deposits, principally Asphalt Ridge (the site of the Asphalt Ridge Development Project), Hill Creek, Sunnyside and P.R. Spring.

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The area has been underdeveloped for decades due, in large part, to lease ownership issues and the definition of heavy oil falling under mining regulations in the State of Utah. These factors created conflict between surface rights and subsurface mineral rights and were obstacles to developing the asset using proven advanced cyclic-steam production techniques. Necessary permits have now been secured that should allow drilling to commence by our operating partner. HSO hopes to continue to work with the State of Utah to supplement prior receipt of permits with other state incentives, including working with the State on an arrangement requiring only an 8% state royalty in connection with this project.

An early development phase contemplates the development of 240 acres with an estimated 119 wells in the Northwest Asphalt Ridge Area. The plan is to develop the 240 acres using advanced cyclic-steam production techniques, including initial CO2 injection. This phase contemplates seventeen 7-spot hexagonal well patterns on 2 ½ acre spacing (a 7-spot has a central steam/CO2 injection well that is surrounded by six producing oil wells). Upgrades have been made to existing roads and well pads as part of this early development phase.

Two oil-saturated Cretaceous sandstones are targeted for development at Asphalt Ridge: the Rimrock Sandstone and the underlying Asphalt Ridge Sandstone. TPET expects to add the reserve value, if any, of the Asphalt Ridge Project to the Company’s reserve report after a brief period of observation and review of the oil development operations that commenced in the second quarter of 2024.

During the quarterly period ended April 30, 2024, we announced the commencement of drilling activities at Asphalt Ridge. The first well, HSO 8-4 (API# 4304757202), was spud on May 10, 2024 and drilled to a total depth of 1,020 feet. The well found 100 feet of Rimrock Sandstone tar-sand pay zone with good oil saturation and good porosity. Thirty feet of the Rimrock was cored. A small, representative piece of Rimrock core was placed in water and brought to boiling point, and within a few minutes the sand disaggregated and the bitumen became liquid, mobile-oil, floating on top of the water - this simple laboratory test indicates that the bitumen becomes mobile-oil at relatively low temperatures and supports our contention that oil extraction using subsurface thermal-recovery methods may be very successful. A second well, the HSO 2-4 (API# 430475201), was spud on May 19, 2024 and drilled to a total depth of 1,390 feet. The well drilled through both the Rimrock tar-sand, which had a thickness of 135 feet, and the Asphalt Ridge tar-sand, which had a thickness of 59 feet. Oil production has commenced using downhole heaters, whereas the operator plans to transition to production using advanced cyclic-steam and steam-drive methods.

The Company has until May 10, 2025, to pay HSO an additional $1,775,000 to exercise an option for the remaining 17.75% working interest in the initial 960 acres. Assuming that the Company raises sufficient funds in this offering, it may use up to $1,775,000 of the net proceeds received in exercising this option. If this option is not exercised on or before the deadline or any extension thereof, the option will expire and the Company will forfeit any further right to acquire this additional 17.75% working interest in the initial 960 acres.

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Carbon Capture and Storage Project as part of Company’s South Salinas Project

TPET is committed to attempting to reduce its own carbon footprint and, where possible, that of others. For this reason, TPET is taking initial steps to launch a Carbon Capture and Storage (CCS) project as part of the South Salinas Project. The South Salinas Project covers a vast area and is uniquely situated at a deep depocenter where there are thick geologic zones (e.g., Vaqueros Sand, up to approximately 500’ thick), about two miles deep, which could potentially accommodate and permanently store vast volumes of CO2. Four existing deep wells in the South Salinas Project (i.e., the HV 1-35, BM 2-2, BM 1-2-RD1 and HV 3-6 wells) are excellent candidates for use as CO2 injection wells. A CCS project in the future may help reduce TPET’s carbon footprint by sequestering and permanently storing CO2 deep underground at one or more deep wells, away from drinking water sources. Furthermore, three of the aforementioned deep wells are directly located on three idle oil and gas pipelines that could be used to import CO2 to the Company’s CCS Project. TPET has opened discussions with third parties who wish to reduce their own greenhouse gas emissions and who may be interested in participating in our CCS project. TPET believes it feasible to develop the major oil and gas resources of the South Salinas Project and to concurrently establish a substantial CCS project and potentially a CO2 storage hub and/or Direct Air Capture (DAC) hub.

Market Opportunity

We believe that we can establish oil and gas operations that have the potential to achieve profitability in California and Utah, where we currently have projects, and elsewhere.

The oil and gas industry is operationally challenging in California, where we have the South Salinas and McCool Ranch assets, due primarily to regulatory issues and to efforts to facilitate an energy transition away from fossil fuels, but California nevertheless is a major consumer of petroleum products, and TPET believes that it has the capacity to continue to operate in California and that the market for oil and gas in California will remain strong for the foreseeable future. Furthermore, TPET is attempting to launch a Carbon Capture and Storage Project as part of the South Salinas Project, consistent with efforts in California to reduce carbon footprint. The Company hopes and expects TPET’s commitment to reduce carbon footprint through a Carbon Capture and Storage Project to be viewed favorably by California regulatory bodies, perhaps helping to facilitate operations at the South Salinas Project and elsewhere.

The oil and gas industry currently appears operationally favorable in Utah, where we have the Asphalt Ridge asset. TPET believes that the overall operating environment and the market for oil and gas in Utah should remain favorable for the foreseeable future.

TPET’s operations may help meet the USA’s demanding oil and gas needs that are expected to remain strong for the foreseeable future, while supporting the country’s goal of energy independence, and supporting local and state economies with tax revenue and jobs. TPET’s Carbon Capture and Storage Project may help reduce the Company’s and California’s carbon footprint.

Estimated undeveloped reserves and cash flow

The following table summarizes the Company’s estimated undeveloped reserves and cash flow at the South Salinas Project, as of April 30, 2024. The Company expects to have estimates of reserves and cash flow for the McCool Ranch Field and for the Asphalt Ridge Project, after further observations of initial operations at those properties, which is expected by the second calendar quarter of 2025.

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Table 1: Estimated Undeveloped Reserves and Cash Flow

A.	Phase 1 Undeveloped Reserve Categories	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Phase 1	2,017,620.0	2,133,250.0	2,373,161.7	$107,374,250.00	$33,698,230.00
	Possible (P3) Undeveloped of Phase 1	3,841,380.0	7,449,100.0	5,082,896.7	$307,886,460.00	$139,189,600.00

B.	Phase 2 Undeveloped Reserve Categories	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Phase 2	3,227,940.0	3,392,940.0	3,793,430.0	$168,622,080.00	$45,938,680.00
	Possible (P3) Undeveloped of Phase 2	6,759,630.0	11,735,140.0	8,715,486.7	$527,635,330.00	$210,766,130.00

C.	Phase 3 (Full Development) Undeveloped Reserve Categories	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Phase 3	34,940,100.0	36,918,030.0	41,093,105.0	1,837,183,060.0	394,874,030.0
	Possible (P3) Undeveloped of Phase 3	90,057,820.0	149,348,300.0	114,949,203.3	7,054,575,390.0	2,185,998,350.0

D.	(P2) Undeveloped Reserves for Phases 1, 2 & 3	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Phase 1	2,017,620.0	2,133,250.0	2,373,161.7	$107,374,250.00	$33,698,230.00
	Probable (P2) Undeveloped of Phase 2	3,227,940.0	3,392,940.0	3,793,430.0	$168,622,080.00	$45,938,680.00
	Probable (P2) Undeveloped of Phase 3	34,940,100.0	36,918,030.0	41,093,105.0	$1,837,183,060.00	$394,874,030.00
	Total Probable (P2) Undeveloped of Phases 1, 2 & 3	40,185,660.0	42,444,220.0	47,259,696.7	$2,113,179,390.00	$474,510,940.00

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E.	(P3) Undeveloped Reserves for Phases 1, 2 & 3	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Possible (P3) Undeveloped of Phase 1	3,841,380.0	7,449,100.0	5,082,896.7	$307,886,460.00	$139,189,600.00
	Possible (P3) Undeveloped of Phase 2	6,759,630.0	11,735,140.0	8,715,486.7	$527,635,330.00	$210,766,130.00
	Possible (P3) Undeveloped of Phase 3	90,057,820.0	149,348,300.0	114,949,203.3	$7,054,575,390.00	$2,185,998,350.00
	Total Possible (P3) Undeveloped of Phases 1, 2 & 3	100,658,830.0	168,532,540.0	128,747,586.7	$7,890,097,180.00	$2,535,954,080.00

F.	Undeveloped Reserve Categories for Phases 1, 2 & 3	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Total Probable (P2) Undeveloped of Phases 1, 2 & 3	40,185,660.0	42,444,220.0	47,259,696.7	$2,113,179,390.00	$474,510,940.00
	Total Possible (P3) Undeveloped of Phases 1, 2 & 3	100,658,830.0	168,532,540.0	128,747,586.7	$7,890,097,180.00	$2,535,954,080.00

Reasonable Expectations of Reserve Analyses

This prospectus provides a summary of risks and detailed discussions of risks relating to our business and risks relating to this offering. The Company recognizes these risks as being real and substantial.

Nevertheless, the Company has reasonable expectations that the Company’s South Salinas Project should prove to be economically viable assets, that the Company should have adequate funding to develop these assets, that there should exist the legal right to develop these assets, and that the Company should be able to establish long-term production and to deliver oil and natural gas to markets, recognizing as discussed elsewhere hereunder that there are technical risks and that there may be project delays and/or obstacles related to obtaining necessary permits from regulatory agencies and/or related to other matters. Notwithstanding the foregoing, there is no assurance that any of the foregoing expectations will be realized. Furthermore and more specifically, the Company has a reasonable expectation that the primary governmental regulatory agencies that are currently and/or that will be involved in the permitting processes, which agencies will primarily be CalGEM, State Water Boards and Monterey County, should determine to approve the Company’s applications for permits for various reasons that are discussed elsewhere in this prospectus, although there can be no assurance of our obtaining any of such approvals.

Additionally, TPET does not yet have a final reserve report for the McCool Ranch Oil Field, but plans to add the reserve value of the McCool Ranch Field to the Company’s reserve report after a brief period of observation and review of the oil production that was restarted on February 22, 2024. Nevertheless, TPET has reasonable expectations that the McCool Ranch Oil Field should prove to have economic reserves based, in part, on an in-progress evaluation by KLS Petroleum Consulting LLC (“KLSP”), a third-party, independent engineering firm, and based on various historical analyses by other independent third-party reservoir engineers, and based also on the experience of the field operator Trio LLC. TPET has reasonable expectation that the McCool Ranch Oil Field should prove to have economic reserves, that the Company should have adequate funding to develop the reserves, and that there should exist the legal right to develop the Company’s reserves at McCool Ranch, including the rights to full-field development and to long-term production, rights to cyclic-steam operations and water disposal and similar matters, recognizing as discussed elsewhere hereunder that there are technical risks and that there may be project delays and/or obstacles related to obtaining necessary permits from regulatory agencies and/or related to other matters such as variable production costs. Notwithstanding the foregoing, there is no assurance that any of the foregoing expectations will be realized. Furthermore and more specifically, the Company has a reasonable expectation that the primary governmental regulatory agencies that are currently and/or that will be involved in the permitting processes, which agencies will primarily be CalGEM, State Water Boards and Monterey County, should determine to approve the Company’s applications for permits for various reasons that are discussed elsewhere in this prospectus.

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An initial two wells were drilled at our Asphalt Ridge Project in the second calendar quarter of 2024, and both wells were completed across the encountered tar sands and testing operations have commenced at both wells. TPET has not yet assigned reserves to the Asphalt Ridge Project. However, TPET has reasonable expectations that reserves may be assigned to the Asphalt Ridge Project after a brief period of observation and review of the oil development operations that are in progress at the aforementioned initial two wells, that the Company should have adequate funding to develop the reserves, and that there should exist the legal right to develop the Company’s reserves in the Asphalt Ridge Project, including the rights to full-field development and to long-term production, recognizing as discussed elsewhere hereunder that there are technical risks and that there may be project delays and/or obstacles related to obtaining necessary permits from regulatory agencies and/or related to other matters. Notwithstanding the foregoing, there is no assurance that any of the foregoing expectations will be realized, including, without limitation, the ability to raise sufficient funds to exercise the option to acquire the additional 17.75% working interest in the Asphalt Ridge Leases on or before the expiration date of the option on May 10, 2025, or on or before any extension thereof. TPET expects to add the reserve value, if any, of the Asphalt Ridge Project to the Company’s reserve report after a brief period of observation and review of the oil development operations that commenced in the second calendar quarter of 2024.

For additional information on risks and detailed discussions of risks relating to our business see “Risk Factors - Risks Relating to Our Business - We may face delays and/or obstacles in project development due to difficulties in obtaining necessary permits from federal, state, county and/or local agencies, which may materially affect our business;” “Risk Factors - Risks Relating to Our Business - We face substantial uncertainties in estimating the characteristics of our assets, so you should not place undue reliance on any of our measures;” “Risk Factors - Risks Relating to Our Business - The drilling of wells is speculative, often involving significant costs that may be more than our estimates, and drilling may not result in any discoveries or additions to our future production or future reserves, or it may result in disproving or diminishing our current reserves.; “Risk Factors - Risks Relating to Our Business - Seismic studies do not guarantee that oil or gas is present or, if present, will produce in economic quantities; and “Risk Factors - Risks Relating to Our Business - We are subject to numerous risks inherent to the exploration and production of oil and natural gas,”, found in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2024.

Business Strategies

Our primary business strategies and objectives currently are to develop our existing assets at the South Salinas Project, McCool Ranch Oil Field, Asphalt Ridge Project, and to acquire projects that generate immediate cash flow such as our Novacor Assets, or offer transformative growth potential with strategic investment. TPET’s current strategy and focus at the South Salinas Project is multifaceted and includes restarting oil and gas production at the HV-3A discovery well at Presidents Field, securing approval from CalGEM and WaterBoards of a proposed short-term water-disposal program that should significantly reduce lease operating costs, evaluating options for drilling the HV-2 and HV-4 wells, evaluating options for accelerating the further testing of Humpback Field and particularly the Vaqueros Sand and the Monterey Formation Blue-Zone reservoir objectives, launching a Carbon Capture and Storage Project, pursuing permits for full field development, and similar matters. Efforts to obtain from Monterey County conditional use permits and a full field development permit for the South Salinas Project are progressing. Efforts to obtain from the California Geologic Energy Management Division (“CalGEM”) and from the California Water Boards a permit for a water disposal project at the South Salinas Project are also progressing. In the meantime, the Company recently determined that existing permits allow production testing to continue at the HV-3A discovery well at Presidents Field and, consequently, testing operations were restarted at this well on March 22, 2024. Oil production from this well has occurred and the Company has idled operations currently pending an assessment of the viability of increasing the well’s gross production rate, for example by adding up to 650 feet of additional perforations in the oil zone and/or acidizing the well for borehole cleanup. First oil sales from the HV-3A well occurred in the third calendar quarter of 2024.

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TPET’s current strategy and focus at McCool Ranch is to determine the most economic method to increase and optimize production at the restarted HH-1, 58X and 35X wells, to restart the HH-3 and HH-4 wells, and subsequently to commence permitting and drilling new wells in the field. KLS Petroleum Consulting LLC (“KLSP”), a third-party, independent engineering firm, recommends that McCool Ranch be developed with horizontal wells, each landed in the Lombardi Oil Sand with a 1,000-foot lateral. Management estimates that TPET’s property can probably accommodate approximately 22 additional such horizontal wells. TPET expects to add the reserve value of the McCool Ranch Field to the Company’s reserve report after a further period of observation and review of the oil production that was restarted on February 22, 2024.

TPET’s current strategy and focus at the Asphalt Ridge asset is to monitor the results of the new 2-4 and 8-4 wells and additional planned wells, and to exercise the option to secure a full 20% working interest in the Asphalt Ridge Project; provided, however, that if we do not raise sufficient funds prior to the expiration date of May 10, 2025, or any extension thereof, it is unlikely that we will be able to pay the $1,775,000 required for exercise of the option for the remaining 17.75% working interest in the Asphalt Ridge Project and we would continue to own our current 2.25% working interest. We believe this asset has potential to produce significant future revenues for the Company. TPET expects to add the reserve value, if any, of the Asphalt Ridge Project to the Company’s reserve report after a further period of observation and review of the oil production at the new wells, which is expected by the end of the second calendar quarter of 2025.

TPET’s primary strategies and objectives are focused on growing the Company into a highly profitable, independent oil and gas company.

Trio LLC’s Services as an Operator in California

Trio LLC is a licensed Operator in California and currently operates the South Salinas Project and the McCool Ranch Oil Field on behalf of TPET and other working interest owners. Trio LLC operates these assets pursuant to joint operating agreements (“JOAs”) between and among Trio LLC and the non-operating, third-party, working interest owners. The non-operating parties have agreed under the JOAs to have the Operator explore and develop these assets for the production of oil and gas as provided thereunder. Trio LLC, as Operator, generally conducts and has significant control of operations, subject to the limitations and constraints of the JOAs, and acts in the capacity of an independent contractor. Operator is obligated to conduct its activities under the JOAs as a reasonable prudent operator, in good workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practices, and in compliance with applicable laws and regulations.

TPET holds an approximate 85.775% working interest and Trio LLC an approximate 3.8% working interest in the South Salinas Project. TPET and Trio LLC each hold an approximate 21.918315% working interest in the McCool Ranch Oil Field. TPET and Trio LLC are separate and distinct companies.

Trio LLC has significant prior experience in oil and gas operations, exploration and production in California and an experienced management team. Some of the members of Trio LLC’s management team are also senior executives of the Company.

Our Growth Strategy

TPET’s goal is the building and growing of a substantial independent oil and gas company by developing and/or producing the South Salinas Project, McCool Ranch Oil Field and Asphalt Ridge Asset (as may be limited by our ability to exercise the option for the remaining 17.75% working interests in the Asphalt Ridge Leases), and by acquiring and developing other oil and gas assets. Since our initial public offering, we have added working interests in the McCool Ranch Oil Field and the Asphalt Ridge Project to our asset portfolio, growing from one project to three projects. Additionally, the Company is evaluating other oil and gas projects that are candidates for acquisition. Our primary business strategies and objectives currently are to develop our existing assets at the South Salinas Project, McCool Ranch Oil Field and Asphalt Ridge Project, and to acquire projects that generate immediate cash flow or offer transformative growth potential with strategic investment.

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Competition

There are many large, medium, and small-sized oil and gas companies and third-parties that are our competitors. Many of these competitors have extensive operational histories, experienced oil and gas industry management, profitable operations, and significant reserves and funding resources. Our efforts to acquire additional oil/gas properties in California and elsewhere may be met with competition.

Government Regulation

We are subject to a number of federal, state, county and local laws, regulations and other requirements relating to oil and natural gas operations. The laws and regulations that affect the oil and natural gas industry are under constant review for amendment or expansion. Some of these laws, regulations and requirements result in challenges, delays and/or obstacles in obtaining permits, and some carry substantial penalties for failure to comply. The regulatory burden on the oil and natural gas industry increases our cost of doing business, can affect and even obstruct our operations and, consequently, can affect our profitability. These burdens include regulations relating to transportation of oil and gas, drilling and production and other regulatory matters. See “Business - Government Regulation” beginning on page 10.

Certain Recent Developments

Consulting Agreement

On January 1, 2025, we engaged Redwood Empire Financial Corporation (“Redwood”), pursuant to a Consultant Agreement, dated as of such date (the “Redwood Consulting Agreement”), to provide investor communications and public relation services, on our behalf. As part of the compensation payable to Redwood, we issued it 20,000 shares of common stock (the “Redwood Shares”). We have agreed to include the Redwood shares in the Registration Statement to register the Redwood Shares for resale, on behalf of Redwood.

Formation of a Canadian Wholly-Owned Subsidiary

On March 28, 2025, we formed Trio Petroleum Canada, Corp., an Alberta, Canada corporation and our wholly owned subsidiary (“Trio Canada”). Our Chief Executive Officer, Robin Ross, is also the Chief Executive Officer of Trio Canada and also serves as Secretary/Treasurer. Our Chief Financial Officer, Greg Overholtzer, is also the Chief Financial Officer of Trio Canada. Robin Ross also serves as the sole director of Trio Canada.

Novacor Acquisition

As of April 4, 2025, we entered into an Asset Purchase Agreement (the “APA”) with Trio Petroleum Canada, Corp., an Alberta, Canada corporation and a wholly owned subsidiary of the Company (“Trio Canada”), and Novacor Exploration Ltd., a corporation incorporated under the Canada Business Corporations Act (“Novacor”), pursuant to which, subject to the terms and conditions set forth in the APA, Trio Canada agreed to acquire certain assets of Novacor relating its oil and gas business, including certain contracts, leases and permits for working interests in petroleum and natural gas and mineral rights located in the Lloydminster, Saskatchewan heavy oil region in Canada (collectively, the “Novacor Assets”), free and clear of any liens other than certain specified liabilities of Novacor that are being assumed (collectively, the “Liabilities” and such acquisition of the Novacor Assets and assumption of the Liabilities together, the “Novacor Acquisition”) for a total purchase price of (i) US$650,000, in cash, US$65,000 of which was previously provided as a deposit to Novacor, and (ii) the issuance to Novacor of 526,536 shares of common stock of common stock (the “Novacor Shares”).

The APA provides for the Novacor Acquisition to be closed in two closings. The first closing of the Novacor Acquisition was consummated on April 8, 2025 (the “First Closing”). At the First Closing, title to certain of the Novacor Assets was delivered to Trio Canada and Trio Canada delivered to Novacor (i) US$260,000, in cash, reflecting the US$325,000 payable for those Assets, less the US$65,000 deposit previously paid by us to Novacor and (ii) the 526,536 shares of common stock. The APA further provides for the second closing of the Novacor Acquisition for the sale of the remaining Assets to take place, subject to the satisfaction or waiver of the applicable closing conditions provided in the APA, including delivery of the applicable deliverables, on the later of (i) May 15, 2025 and (ii) three business days following the date that Novacor has provided written notice to Trio Canada that the right of first refusal with respect the remaining Assets as described in Schedule of the APA has expired or been waived.

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The APA contains a requirement that we register the shares issued to Novacor for resale within 21 days after the First Closing, or by April 29, 2025. TPET is registering the Novacor Shares for resale, on behalf of Novacor, in the registration statement of which this prospectus forms a part, in order to satisfy such registration obligation.

Following the closings, (i) operating costs for the Novacor Assets will for a period of two (2) years, be held at the levels detailed in the auditor’s report over the eighteen (18) month period prior to the closings, unless otherwise mutually agreed to by the parties (ii) after such two-year period, operating costs will remain competitive with other operators in the area; and (iii) Trio Canada may terminate the Novacor’s post-closings actions at any time on 30 days’ prior written notice to Novacor. After the closings, Novacor will act as the on-site operator of the Novacor Assets and perform all work and services as provided in the APA.

Loan to Trio Canada

As of April 4, 2025, we entered into a Loan and Note Purchase Agreement (the “Loan Agreement”) with Trio Canada, made a loan (the “Subsidiary Loan”) to Trio Canada, in the amount of US$1,131,000 (the “Loan Amount”), and Trio Canada issued to us a three-year promissory note, with a maturity date of April 4, 2028, in the principal amount of US$1,131,000 (the “Subsidiary Note”) evidencing the Loan Amount. The outstanding principal amount of the Subsidiary Note accrues interest at a rate of 12% per annum.

Under the terms of the Loan Agreement, US$585,000 of the Loan Amount is required to be used to pay the remaining cash amount payable to Novacor, in connection with the Novacor Acquisition, and the remainder of the Loan Amount is to be used for ongoing operating costs of Trio Canada.

Convertible Notes Financing

On April 11, 2025, we issued an Unsecured Original Discount Convertible Promissory Note (the “Note”) to an institutional investor (the “Convertible Note Investor”) in a principal amount of $321,176, having an original issue discount of $48,176, resulting in a funding amount of $273,000. After the payment of a commission of $15,015 to Spartan Capital Securities, LLC (“Spartan”) and the payment of $10,000 to reimburse the Convertible Note Investor for its legal fees, we received net proceeds of $247,985.

On April 17, 2025, we issued an amended and restated Unsecured Original Discount Convertible Promissory Note (the “Amended and Restated Note”), in an aggregate principal amount, with the principal amount of the Note, of $712,941, having an aggregate original issue discount of $106,941, including the original issue discount of the Note, and resulting in an aggregate funding amount, with the Note, of $606,000. We received additional net proceeds of $333,000.

The Amended and Restated Note provides for both voluntary conversion by the Convertible Note Investor and a right for TPET to require conversion, subject to certain conditions into shares of common stock. The Amended and Restated Note also contains “piggyback” registration rights and the shares issuable upon conversion of the Amended and Restated Note are being registered in the registration statement of which this prospectus forms a part in order to comply with such registration obligations.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company” we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until October 31, 2028, which is the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering (“IPO”). However, if any of the following events occur prior to the end of such five-year period, (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period, or (iii) we become a “large accelerated filer,” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), we will cease to be an emerging growth company prior to the end of such five-year period. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part (the “Registration Statement”) and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Corporate Information

We were formed as a Delaware corporation in July 2021. Our headquarters are in Malibu, California, and our principal executive offices are located at 23823 Malibu Road, Suite 304 Malibu, CA 90265, and our telephone number is (661) 324-3911. Our website address is www.trio-petroleum.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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THE OFFERING

Securities to be Offered	Up to an aggregate of 2,031,830 shares of common stock, held by the Selling Stockholders (the “Securities”).

Terms of the offering	The Selling Stockholders will each determine when and how they will sell the securities offered in this prospectus, as described in the “Plan of Distribution.”

Shares of Common Stock outstanding prior to this offering (1)	7,498,855 shares of common stock.

Common Stock Outstanding after completion of this offering (1)	9,530,685 shares.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

Listing of Securities:	Our common stock is listed on the NYSE American under the symbol “TPET.”

Risk Factors:	An investment in the Securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1) The number of shares of common stock outstanding after this offering is based on 7,498,855 shares of common stock outstanding as of April 25, 2025, but excludes:

●	up to 171,994 shares of common stock issuable upon the exercise of outstanding warrants at a weighted exercise price of $13.25 per share;

●	up to 6,000 shares of common stock issuable upon the exercise of outstanding options awarded under our 2022 Equity Incentive Plan at a weighted exercise price of $10.46 per share.

●	up to 173,751 shares of common stock issuable upon the vesting of restricted stock units.

●	the issuance of 50,000 shares of restricted stock granted as awards under our 2022 Equity Incentive Plan that have not yet been issued; and

●	112,750 shares of common stock available for future grants of awards under our 2022 Equity Incentive Plan.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference herein, including, without limitation, those risk factors included in our most recent Annual Report on Form 10-K for the year ended October 31, 2024, filed with the SEC on January 17, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on January 30, 2025, Amendment No. 2 on Form 10-K/A filed with the SEC on February 27, 2025, and Amendment No. 3 on Form 10-K/A filed with the SEC on April 15, 2025 (the “2024 Annual Report”), along with any other risk factors included in any future filings we make with the SEC and in any prospectus supplement or free writing prospectus. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described our other filings with the SEC and incorporated by reference herein and in any applicable prospectus supplement are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

Please also carefully read the section above entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page iii.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders or their pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 2,031,830 shares of our common stock in the manner contemplated under “Plan of Distribution” below.

In connection with certain registration rights that we granted to the Selling Stockholders, we filed with the SEC the Registration Statement, with respect to the resale or other disposition of the Securities offered by this prospectus from time to time on NYSE American, in privately negotiated transactions or otherwise.

The following table sets forth the names of each of the Selling Stockholders and the aggregate number of Securities that the Selling Stockholders may offer and sell pursuant to this prospectus, as well as other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock of the Company held by the Selling Stockholders.

The Selling Stockholders may sell some, all or none of the Securities. We do not know how long the Selling Stockholders will hold the Securities before selling them, and we currently have no agreements, arrangements or understandings with any Selling Stockholders regarding the sale or other disposition of any of the Securities. The Securities may be offered and sold from time to time by the Selling Stockholders pursuant to this prospectus. The information below assumes the offer and sale of all Securities beneficially owned by the Selling Stockholders and available for sale under this prospectus and assumes no further acquisitions or dispositions of Securities by the Selling Stockholders. The information set forth below is based upon information obtained from the Selling Stockholders. The percentages of shares owned after the offering are based on 7,498,855 shares of common stock outstanding as of April 25, 2025.

				SHARES BENEFICIALLY OWNED AFTER THE OFFERING (2)
SELLING STOCKHOLDER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED PRIOR TO OFFERING (1)		MAXIMUM NUMBER OF SHARES OF COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS	NUMBER OF SHARES OF COMMON STOCK	PERCENTAGE
Novacor Exploration Ltd.	452,794	(3)	452,794	0	*
Capital Land Services Ltd.	24,581	(4)	24,581	0	*
John Wilson	4,916		4,916	0	*
Kirby Renton	39,329		39,329	0	*
Robert James Maddigan	4,916		4,916	0	*
Jutland Investments LLC	1,523,790	(5)	1,485,294	38,496	*
Redwood Empire Financial Communications LLC	20,000	(6)	20,000	0	*

* Less than 1%

(1) Includes shares of common stock known by us to be beneficially owned by such Selling Shareholder as of the date of the prospectus and that are issuable upon conversion of the Convertible Notes that are being registered hereunder, without giving effect to any beneficial ownership limitations that may exist with respect to any of such securities. This does not include any securities held by such Selling Stockholders that are convertible, exercisable or exchangeable for shares of common stock, that cannot be converted, exercised or exchanged, within 60 days after April 25, 2025.

(2) Assumes the sale of all shares offered pursuant to this prospectus.

(3) Douglas Forrest, in his capacity as President of Novacor Exploration Ltd.., may also be deemed to have investment discretion and voting power over the shares held by Novacor Exploration Ltd. Mr. Forrest disclaims any beneficial ownership of these shares.

(4) Brian Davies, in his capacity as President of Capital Land Services Ltd., may also be deemed to have investment discretion and voting power over the shares held by Capital Land Services Ltd. Mr. Davies disclaims any beneficial ownership of these shares.

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(5) Represents 1,485,294 shares of common stock being registered in this offering and an additional 38,496 shares of common stock held either directly or underlying warrants. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, which wholly owns Jutland Investments LLC, has discretionary authority to vote and dispose of the shares held by Jutland Investments LLC and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Jutland Investments LLC. Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Jutland Investments is c/o Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(6) Michael Bayes, in his capacity as the founder of Redwood Empire Financial Communications., may also be deemed to have investment discretion and voting power over the shares held by Redwood Empire Financial Communications. Mr. Bayes disclaims any beneficial ownership of these shares.

Relationship with the Selling Stockholders

Except for the ownership of the Securities, and as disclosed herein, and otherwise provided below, none of the Selling Stockholders have had any material relationship with us within the past three years.

Jutland Investments LLC (“Jutland”), in April 2024, provided senior secured convertible debt financing to TPET in the amount of $360,000, in connection with which TPET also issued to Jutland 750,000 shares of common stock. In June 2024, Jutland provided additional convertible debt financing to TPET in the amount of $360,000, in connection with which TPET issued Jutland a common stock purchase warrant to purchase up to 744,602 shares of common stock, at an initial exercise price of $7.90 per share, subject to adjustment. Jutland also has the right to participate in future financings of TPET, together with the other investors in the April 2024 and June 2024 financings, up to an aggregate of 100% of any debt financing and up to 45% of any other type of financing. This right of participation continues until December 27, 2025.

TPET acquired a portion of the Novacor Assets, and will required the remaining Novacor Assets as described elsewhere in this prospectus. In connection with such acquisition, Novacor will serve as the operator of the Novacor Assets, until otherwise agreed to by TPET and Novacor.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws.

General

Our authorized capital stock consists of 490,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of April 25, 2025, there were 7,498,855 shares of our common stock, held by approximately 30 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

Common Stock

As of April 25, 2025, there were 7,498,855 shares of common stock outstanding. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our Restated Bylaws provide that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors. Holders of our common stock do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and any shares of our common stock to be sold pursuant to this prospectus will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption, or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Under our amended and restated certificate of incorporation our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by our stockholders, to issue up to shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings. Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors of a committee of our board of directors.

Elimination of Stockholder Action by Written Consent. Any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken by written consent.

Staggered Board. Our board of directors is divided into three classes. The directors in each class will serve a three-year term, with one class being elected each year by our stockholders. For more information on our classified board, see “Management-Classified Board of Directors.” This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors. Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting. Our amended and restated certificate of incorporation will not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors will be able to elect all of the directors standing for election, if they choose.

Choice of Forum. Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the “DGCL or our amended and restated certificate of incorporation or amended and restated bylaws, (4) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws, or (5) any action asserting a claim governed by the internal affairs doctrine. Under our amended and restated certificate of incorporation, this exclusive form provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the exclusive forum provision in our amended and restated certificate of incorporation would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or the rules and regulations thereunder. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

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Our amended and restated certificate of incorporation provides that any person or entity holding, purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of Charter Provisions. The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

The provisions of Delaware law, and our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits our directors’ liability to the fullest extent permitted under Delaware law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	unlawful payment of dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law and that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. Our amended and restated bylaws will also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

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We also entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the limitation of liability and indemnification provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which has been filed in our reports filed with the SEC.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our common stock is listed on the NYSE American under the symbol “TPET.”

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

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PLAN OF DISTRIBUTION

The Selling Stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Securities by this prospectus. We will not receive any of the proceeds from the sale of the Securities covered by this prospectus by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Securities covered by this prospectus.

The Selling Stockholders may each sell all or a portion of the Securities beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the Selling Stockholders will each be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Securities held by such Selling Stockholders. The Securities may be sold on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The Selling Stockholders may use any one or more of the following methods when disposing of Securities or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an over-the-counter distribution;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the effective date of the registration statement of which this prospectus is a part;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	through trading plans entered into by the Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	through firm-commitment underwritten public offerings;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may each, from time to time, pledge or grant a security interest in some or all of the Securities owned and, if any Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Stockholders to include the pledgee, transferee, or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

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In connection with the sale of Securities, or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions it assumes. The Selling Stockholders may also sell Securities short and deliver the Securities to close out any such short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect certain transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Stockholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or Financial Industry Regulatory Authority (“FINRA”), and in the case of a principal transaction, a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the Selling Stockholders from the sale of the Securities offered will be the purchase price of the Securities less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of Securities to be made directly or through agents. The Selling Stockholders also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided that each meets the criteria and conforms to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Securities, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Securities may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the Securities to be sold, the names of the Selling Stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale, or an exemption from registration or qualification requirements is available and the Selling Stockholder complies with such exemption’s requirements.

The Selling Stockholders and any other person participating in a sale of the Securities registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the Selling Stockholders and any other participating person.

All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the years ended October 31, 2024 and 2023, as amended, have been so incorporated in reliance on the report of Bush & Associates CPA LLC, an independent registered public accounting firm, given on the authority of said firm as expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at http://trio-petroleum.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part of the information or documents listed below that we have filed with the SEC (Commission File No. 001-41643):

●	Our Annual Report on Form 10-K for the year ended October 30, 2024, as filed with the SEC on January 17, 2025;

●	Amendment No. 1 to our Annual Report on Form 10-K for the year ended October 30, 2024, as filed with the SEC on January 30, 2025;

●	Amendment No. 2 to our Annual Report on Form 10-K for the year ended October 30, 2024, as filed with the SEC on February 27, 2025;

●	Amendment No. 3 to our Annual Report on Form 10-K for the year ended October 30, 2024, as filed with the SEC on April 15, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2025, as filed with the SEC on March 14, 2025;

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●	Our Current Reports on Form 8-K filed with the SEC on November 4, 2024, November 6, 2024, January 8, 2025 (1), January 8, 2025 (2), January 29, 2025, February 26, 2025, April 10, 2025, April 17, 2025, and April 18, 2025; and

●	The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on March 14, 2023, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.17 to our Annual Report on Form 10-K for the year ended October 30, 2024, filed with the SEC on January 17, 2025.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of the Securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Trio Petroleum Corp.

23823 Malibu Road Suite 304 Malibu, CA 90265

Attention: Robin Ross

Telephone: (661) 324-3911

Information about us is also available at our website at www.ispecimen.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference.

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2,031,830 Shares of Common Stock

Offered by the Selling Stockholders

Prospectus

, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$395
Printing expenses	$1,500
Legal fees and expenses	$35,000
Accounting fees and expenses	$5,000
Transfer agent fees and expenses	$5,000
Total	$46,895

Item 15. Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Our amended and restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any placement agent agreement we enter into in connection with the sale of common stock being registered hereby, the placement agent will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 16. Exhibits

Exhibit Number	Description of Exhibit
4.1	Specimen Common Stock Certificate evidencing the shares of Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022).
4.2	Unsecured Original Discount Convertible Promissory Note, dated April 11, 2025 (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K, filed with the Commission on April 17, 2025).
4.3	Amended and Restated Convertible Promissory Note, dated as of April 17, 2025. (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K, filed with the Commission on April 17, 2025).
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1*	Consulting Agreement, dated as of January 1, 2025, between Trio Petroleum Corp. and Redwood Empire Financial Communications LLC
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
23.3*	Consent of KLS Petroleum Consulting LLC
24.1*	Power of Attorney
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (Embedded as Inline XBRL document and contained in Exhibit 101).
107*	Filing fee table

* Filed herewith.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Filing Fee Table” filed as an exhibit in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes that: in a registration statement permitted by Rule 430A,

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Trio Petroleum Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malibu, State of California on the 28th day of April, 2025.

TRIO PETROLEUM CORP.

By:	/s/ Robin Ross
Robin Ross
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robin Ross and Greg Overholtzer, as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Robin Ross	Chief Executive Officer and Chairman
Robin Ross	(Principal executive officer)	April 28, 2025

/s/ Greg Overholtzer	Chief Financial Officer
Greg Overholtzer	(principal financial officer and principal accounting officer)	April 28, 2025

Vice Chairman and Director
Stan Eschner		April 28, 2025

/s/ William J. Hunter	Director
William J. Hunter		April 28, 2025

/s/ John Randall	Director
John Randall		April 28, 2025

/s/ Thomas J. Pernice	Director
Thomas J. Pernice		April 28, 2025

Director
James Blake		April 28, 2025

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